Exhibit 10.36

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (this “Amendment”) is made and entered into as of September 26th, 2017 by and between SADDLE LANE REALTY, LLC, a Pennsylvania limited liability company (the “Landlord”) and INTERPACE DIAGNOSTICS CORPORATION, a Delaware corporation (the “Tenant”).

WITNESSTH:

WHEREAS, the Landlord and the Tenant are parties to that certain Lease Agreement dated March 31, 2017 (the “Lease”), for 20,000 leasable square feet located on the third and fourth floors of the building known as 2515 Liberty Avenue, Pittsburgh, Pennsylvania 15222.

WHEREAS, the parties seek to revise the Lease to: (i) extend the term of the Lease through and including June 30, 2018, and (ii) revise the Tenant’s Option to Renew.

NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, agree as follows:

1. Extension of Lease. The Landlord and the Tenant hereby agree that the term of the Lease shall be extended to June 30, 2018. Monthly minimum rent shall remain $32,500.00 during the extended term.

2. Revised Option to Renew. Section 3.D. of the Lease (styled: Option to Renew) shall be deleted in its entirety and replaced with the following:

D. Option to Renew. Tenant shall have one (1) right and option to extend the term of this Lease for a period of three (3) to five (5) years if Landlord receives written notice of exercise of such option (which notice must include the period (not less than three (3) years nor more than five (5) years) in which this Lease is being extended, the “Renewal Notice”) on or before December 15th, 2017. TIME IS OF THE ESSENCE. If Tenant timely delivers a Renewal Notice, all of the terms and conditions of the Lease shall apply to the extended lease, including the amount of minimum rent as set forth in Section 3.A.

3. Ratification of Lease. Except as modified by this Amendment, no other changes or modifications to the Lease are intended or implied and the Lease is hereby specifically ratified, confirmed and continues to remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	SADDLE LANE REALTY, LLC

	By:	/s/ David O. Brand
David O. Brand, Sole Member

INTERPACE DIAGNOSTICS CORPORATION

	By:	/s/ Jack E. Stover
	Name:	Jack E. Stover
	Title:	President & CEO